UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form	8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 7, 2025
NEXTDECADE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36842	46-5723951
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana Street, Suite 3300
Houston, Texas		77002
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (713) 574-1880
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.0001 par value	NEXT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Amended and Restated Train 4 EPC Agreement

On June 7, 2025, Rio Grande LNG Train 4, LLC (“RG4”), a subsidiary of NextDecade Corporation (the “Company”), completed the process to refresh the contract price under its lump sum turnkey engineering, procurement and construction (“EPC”) agreement with Bechtel Energy, Inc. (“Bechtel”), dated as of August 5, 2024, for the construction of the fourth liquefaction train of the Rio Grande LNG liquefaction facility, and entered into an amended and restated EPC agreement (the "Amended Train 4 EPC Agreement") with Bechtel to effect the updating pricing terms.

Under the Amended Train 4 EPC Agreement, RG4 agreed to pay Bechtel a contract price of $4.768 billion (including Euro-denominated equipment priced at approximately €278.0 million) for the work under the Amended Train 4 EPC Agreement. Payments under the Amended Train 4 EPC Agreement will be made in accordance with the payment schedule set forth in the Amended Train 4 EPC Agreement. The contract price and payment schedule, including milestones, may be amended only by change order. Excluded from the contract price are costs associated with foreign currency hedges (until full notice to proceed only, after which Bechtel assumes currency risk), wharfingers’ insurance, U.S. customs, tariffs and duties, and operating spare parts. Prior to RG4’s issuance of full notice to proceed to Bechtel, RG4 is required to provide Bechtel with documentation demonstrating either (i) that it has sufficient funds to fulfill its payment obligations of the contract price under the Amended Train 4 EPC Agreement as they become due thereunder, or (ii) that it has obtained firm commitments from lenders that are sufficient (when taken together with RG4’s funds) to fulfill such payment obligations.

The terms of the Amended Train 4 EPC Agreement are otherwise substantially consistent with those described in the Company's Current Report on Form 8-K filed on August 8, 2024 (the “Prior 8-K”). The foregoing description of the Amended Train 4 EPC Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended Train 4 EPC Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2025. The Company intends to redact certain portions of the Amended Train 4 EPC Agreement in accordance with Item 601 of Regulation S-K.

Train 5 EPC Agreement

On June 12, 2025, Rio Grande LNG Train 5, LLC (“RG5”), a subsidiary of the Company, entered into a lump sum turnkey EPC agreement with Bechtel for the construction of the fifth liquefaction train of the Rio Grande LNG liquefaction facility (the “Train 5 EPC Agreement”). Under the Train 5 EPC Agreement, Bechtel agreed to provide RG5 with services for the engineering, procurement and construction of one liquefaction train based on the design currently under construction in Phase 1, one 180,000m3 full containment LNG tank, a ground flare, utilities required for Train 5, and all related facilities and appurtenances thereto (collectively, “Train 5”). Except for certain specified owner and third-party work outlined in the Train 5 EPC Agreement, the work to be performed by Bechtel includes all of the work required to achieve ready for start-up, substantial completion and final completion of Train 5 in accordance with the requirements of the Train 5 EPC Agreement, including achieving specified minimum acceptance criteria and performance guarantees. Bechtel is obligated to perform its work in accordance with good engineering and construction practices and applicable laws, codes and standards. Bechtel bears risk of loss of Train 5 until substantial completion of Train 5, subject to exceptions with respect to uninsurable risks.

Bechtel’s scope of work does not include, and RG5 is responsible for, (a) specified RG5 permits, (b) feed gas supply, (c) provision of site access, (d) provision of operating personnel, and (e) work required (i) due to pre-existing hazardous materials discovered or released at the site or in any off-site right of way or easement, (ii) to complete specified RG5-provided items and RG5-provided information, (iii) due to erroneous legal description of the site or site surveys, (iv) due to unforeseen differing site conditions, or (v) in connection with other RG5 obligations or responsibilities set forth in the Train 5 EPC Agreement. The Train 5 EPC Agreement is substantially similar to the Amended Train 4 EPC Agreement in all material respects, including the material terms and conditions set out above and in the Prior 8-K for the Amended Train 4 EPC Agreement, with differences only as required to address the differences in scope of work and related contract price.

Payment for Work

RG5 agreed to pay to Bechtel a contract price of $4.320 billion (including Euro-denominated equipment priced at approximately €261.8 million) for the work under the Train 5 EPC Agreement. Payments under the Train 5 EPC Agreement will be made in accordance with the payment schedule set forth in the Train 5 EPC Agreement. The contract price and payment schedule, including milestones, may be amended only by change order. Excluded from the contract price are costs associated with foreign currency hedges (until full notice to proceed only, after which Bechtel assumes currency risk), wharfingers’ insurance, U.S. customs, tariffs and duties, and operating spare parts. Prior to RG5’s issuance of full notice to proceed to Bechtel, RG5 is required to provide Bechtel with documentation demonstrating either (i) that it has sufficient funds to fulfill its payment obligations of the contract price under the Train 5 EPC Agreement as they become due thereunder, or (ii) that it has obtained firm commitments from lenders that are sufficient (when taken together with RG5’s funds) to fulfill such payment obligations.

Change Orders

Bechtel may obtain change order relief, including (as applicable) increases to the contract price, extensions of guaranteed dates for substantial completion and adjustments to performance guarantees and minimum acceptance criteria, for a specific list of events defined in the Train 5 EPC Agreement, including, among other things:

•a force majeure event or certain impacts from specified ongoing conflict events; however, Bechtel’s right to an increase to the contract price due to delays caused by one or more force majeure events is capped at $25,000,000 in the aggregate;
•a suspension of work ordered by RG5;
•certain changes in law (excluding changes to tax laws based upon Bechtel’s net income);
•acts or omissions of RG5, unless (a) caused, directly or indirectly, by Bechtel’s failure to perform its obligations under the agreement, or (b) expressly permitted by the Train 5 EPC Agreement;
•RG5 risk of loss events (i.e. uninsurable risks);
•errors in rely-upon information;
•RG5-directed changes to the scope of work; and
•discovery of pre-existing hazardous materials at the site or certain unforeseen subsurface soil conditions.

Liquidated Damages

Bechtel will be liable to RG5 for failure to achieve substantial completion by the guaranteed substantial completion date. Bechtel is required to pay “delay” liquidated damages for each day of delay that Bechtel fails to achieve substantial completion for Train 5 after the guaranteed substantial completion date of Train 5 (subject to change orders). The maximum amount of liquidated damages is limited as set forth in the Train 5 EPC Agreement.

In addition, if the RG5 liquefaction facility fails to achieve one or more performance guarantees for Train 5 after its guaranteed substantial completion date but meets specified minimum acceptance criteria and all other requirements for substantial completion, then Bechtel is required to pay “performance” liquidated damages for such failure.

Liability Limitations

Subject to certain exceptions, Bechtel’s maximum aggregate liability under the Train 5 EPC Agreement (including its liability for liquidated damages) is set forth in the Train 5 EPC Agreement.

Neither party will be liable to the other party or its affiliates for any special, indirect, incidental or consequential damages, or for any loss of profit, loss of use or similar claims, other than for the agreed liquidated damages or pursuant to indemnities against losses claimed by third parties.

Early Production Bonus

If Bechtel achieves substantial completion of Train 5 prior to its guaranteed substantial completion date, Bechtel will be entitled to receive an LNG production bonus for the early production of LNG from the time that LNG is first produced from Train 5 into the LNG storage tanks until the guaranteed substantial completion date. In addition, if Bechtel achieves substantial completion of Train 5 prior to the guaranteed substantial completion date, Bechtel will be entitled to receive a supplemental early production bonus which will accrue from the guaranteed substantial completion date of such train until the date of first commercial delivery under the first LNG contract to take commercial delivery from such train.

Warranty

Bechtel warrants in the Train 5 EPC Agreement that:

•the equipment required for the Train 5 liquefaction facility will be new and of suitable grade;
•the work and the equipment will meet the requirements of the Train 5 EPC Agreement, including in compliance with good engineering and construction practices and applicable laws, codes and standards, and free of defects in design, material and workmanship; and
•the work and the equipment will be free from encumbrances to title.

Until 18 months after substantial completion of Train 5 (subject to certain extensions), Bechtel will be liable for promptly correcting any work (other than structural work) that is found to be defective for Train 5. Bechtel will be liable for promptly correcting any structural work that is found to be defective for a period of 3 years after substantial completion of Train 5 (subject to certain extensions).

Force Majeure

Under the Train 5 EPC Agreement, if Bechtel experiences a force majeure event, it may be entitled to an extension of the date by which substantial completion is to be accomplished and an extension of the date by which it could earn the early production bonus. If any one or more force majeure events delay the critical path of the work for more than 30 days in the aggregate, Bechtel would be entitled to an adjustment of the contract price under the Train 5 EPC Agreement to compensate it for its reasonable expenses, up to a limit of $25 million in the aggregate for all force majeure events. A force majeure event is limited to an exclusive list of events identified in the Train 5 EPC Agreement which must also:

•delay or render impossible the affected party’s performance of its obligations in accordance with the terms of the Train 5 EPC Agreement;
•be beyond the reasonable control of the affected party, not due to its fault or negligence; and
•not be capable of being prevented or avoided by the affected party through the exercise of due diligence.

Termination and Suspension

In the event of an uncured default by Bechtel, RG5 may terminate the Train 5 EPC Agreement and take any of the following actions:

•take possession of the facility, equipment, construction equipment, work product and books and records;
•take assignment of certain subcontracts; and
•complete the work.

Following such a termination, if the cost to reach final completion exceeded the unpaid balance of the contract price, Bechtel would be liable for the difference, subject to Bechtel’s limitation of liabilities described above.

RG5 also has the right to terminate the Train 5 EPC Agreement for convenience. In the event of any such termination for convenience, Bechtel would be paid:

•the portion of the contract price for the work performed prior to termination, less that portion of the contract price paid previously; and
•actual costs reasonably incurred by Bechtel on account of such termination, plus a profit margin of 5% on such costs, but Bechtel is not entitled to received overhead or profit on work not performed.

RG5 may at any time, upon a written notice to Bechtel, suspend the work under the Train 5 EPC Agreement. In the event of such suspension, after issuance of notice to proceed, of substantially all of the work for an aggregate period exceeding 365 consecutive days, other than any suspension due to an event of force majeure or the fault or negligence of Bechtel or its subcontractors, Bechtel would be permitted to terminate the Train 5 EPC Agreement subject to giving 14 days’ notice. If RG5 suspends work under the Train 5 EPC Agreement, Bechtel may be entitled to a change order to recover the reasonable costs of the suspension, including demobilization and remobilization costs. Bechtel may also suspend or terminate the Train 5 EPC Agreement upon the occurrence of certain other specified events, including:

•failure by RG5 to pay any undisputed amounts;
•a single force majeure event causing suspension of substantially all of the work for a period exceeding 365 days; and
•failure by RG5 to issue full notice to proceed on or before December 15, 2026 (unless Bechtel is performing work under a limited notice to proceed).

Bechtel Performance Security

As a condition of Bechtel receiving any payment under the Train 5 EPC Agreement (other than payments for work performed under a limited notice to proceed), Bechtel must provide and maintain an irrevocable, standby letter of credit equal to 10% of the Train 5 EPC Agreement’s contract price, adjusted downward to 5% of the contract price upon substantial completion of Train 5 and payment of any performance bonus or liquidated damages for Train 5, before fully expiring upon expiration of the warranty period (unless RG5 has any claims against Bechtel). Additionally, Bechtel must provide a parent company guaranty from Bechtel Global Energy, Inc. in favor of RG5 before Bechtel is entitled to payment under the Train 5 EPC Agreement.

The foregoing description of the Train 5 EPC Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Train 5 EPC Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2025. The Company intends to redact certain portions of the Train 5 EPC Agreement in accordance with Item 601 of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 12, 2025

NEXTDECADE CORPORATION

By:	/s/ Vera de Gyarfas
Name: Vera de Gyarfas
Title: General Counsel